Exhibit 10.3

AMENDMENT NO. 1 TO EQUITY ISSUANCE AGREEMENT
This Amendment No. 1 to Equity Issuance Agreement (this “Amendment”) is dated as of May 27, 2022, between AgileThought, Inc., a Delaware corporation (the “Company”), and Monroe Capital Management Advisors, LLC, in its capacity as Administrative Agent under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”).
WHEREAS, the Company is a party to the Amended and Restated Credit Agreement (as further amended, the “Credit Agreement”), by and among IT GLOBAL HOLDING LLC, a Delaware limited liability company, 4TH SOURCE LLC, a Delaware limited liability company, AGILETHOUGHT, LLC, a Florida limited liability company, AN EXTEND, S.A. de C.V., a sociedad anonima de capital variable incorporated under the laws of Mexico, AN EVOLUTION S. DE R.L. DE C.V., a sociedad de responsabilidad limitada de capital variable incorporated under the laws of Mexico, AN GLOBAL LLC, a Delaware limited liability company, the Company, the Guarantors (as defined in the Credit Agreement) listed on the signature pages thereto, the financial institutions party thereto as lenders, and MONROE CAPITAL MANAGEMENT ADVISORS, LLC, a Delaware limited liability company, as Administrative Agent for the lenders;
WHEREAS, on December 28, 2021, the Company and the Administrative Agent entered into the Equity Issuance Agreement (the “Equity Issuance Agreement”) providing for, among other things, the issuance of 4,439,333 shares of the Company’s Class A Common Stock, par value $0.0001 (the “Common Stock”) to the Administrative Agent, subject to the conditions described in the Equity Issuance Agreement and the Credit Agreement;
WHEREAS, on the date hereof and in connection with the termination of the commitments under the Credit Agreement and the repayment of loans and other secured obligations (other than certain fees) in full, the Loan Parties (as defined in the Credit Agreement) and the Administrative Agent have entered into a Paydown Letter with respect to the Credit Agreement (the “Paydown Letter”) and the Company and the Administrative Agent have determined to amend the Equity Issuance Agreement as set forth herein; and
NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, the Equity Issuance Agreement, the Credit Agreement and the Paydown Letter, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Administrative Agent agree as follows:
ARTICLE I.
AMENDMENT
1.1    Securities. From and after the date hereof, all references in the Equity Issuance Agreement, as amended by this Amendment, to “Securities” shall be deemed to refer to 2,016,129 shares of Common Stock.
1.2    Proceeds upon Sale of Securities. Section 4.8 of the Equity Issuance Agreement is hereby deleted and replaced with the following:
“4.8    Proceeds upon Sale of Securities. Upon disposing of any Securities, the Administrative Agent shall apply 100% of the Net Cash Proceeds (as defined in the Credit Agreement) from such disposition as the mandatory prepayment of any unpaid Post-Paydown Outstanding Fees (as defined in the Paydown Letter as referred to in Amendment No. 1 to this Agreement); provided, that the amount of direct costs of non-Affiliates (as defined in the Credit Agreement) relating to such disposition (including sales and underwriters’ commissions) shall not exceed $681,227 in the aggregate for all such dispositions; and, if such proceeds exceed such Post-Paydown Outstanding Fees, the Administrative Agent shall remit such excess amount to the Company.”
ARTICLE II.
MISCELLANEOUS
2.1    Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Equity Issuance Agreement.
2.2    Relationship to Equity Issuance Agreement. On and after the date of this Amendment, each reference in the Equity Issuance Agreement to “this Agreement,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Equity Issuance Agreement, as amended by this Amendment. The Equity Issuance Agreement, as amended by this Amendment, shall remain in full force and effect and is hereby ratified and confirmed.
2.3    Entire Agreement. The Equity Issuance Agreement, as amended by this Amendment, together with the Credit Agreement and the Paydown Letter, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. In the event of any conflict between or among this Amendment, the Credit Agreement or the Paydown Letter, the provisions of this Amendment shall control.
2.4    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.
2.5    Counterparts. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Equity Issuance Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AGILETHOUGHT, INC.

By:     /s/ Manuel Senderos
Name: Manuel Senderos
Title: President

MONROE CAPITAL MANAGEMENT ADVISORS, LLC,
as Administrative Agent

By:     /s/ Jeffrey Cupples
Name: Jeffrey Cupples
Title: Managing Director